FS Investment Corp 8-K

Exhibit 99.1

FSIC Reports Third Quarter 2018 Financial Results and

Declares Special and Regular Distribution for Fourth Quarter

PHILADELPHIA, PA, November 7, 2018 – FS Investment Corporation (NYSE: FSIC), a publicly traded business development company focused on providing customized credit solutions to private middle market U.S. companies, announced its operating results for the quarter ended September 30, 2018, and that its board of directors has declared a special distribution and its fourth quarter 2018 regular distribution.

Financial Highlights for the Quarter Ended September 30, 20181

•	Net investment income of $0.23 per share, compared to $0.21 per share for the quarter ended September 30, 2017
•	Adjusted net investment income of $0.24 per share, compared to $0.21 per share for the quarter ended September 30, 2017[2]
•	Total net realized gain of $0.12 per share and total net change in unrealized depreciation of $0.41 per share, compared to a total net realized loss of $0.07 per share and a total net change in unrealized appreciation of $0.21 per share for the quarter ended September 30, 2017
•	Paid cash distributions to stockholders totaling $0.19 per share[3]
•	Total purchases of $184.5 million versus $223.4 million of sales and repayments
•	Net asset value of $8.64 per share, compared to $8.87 per share as of June 30, 2018

“We are pleased with the origination opportunities the FS/KKR partnership has produced and the credit discipline we’ve exhibited in the current lending environment,” said Michael Forman, Chairman and Chief Executive Officer of FSIC. “We remain focused on successfully completing the merger with Corporate Capital Trust before year-end and positioning the company for long-term success.”

Declaration of Special and Regular Distributions for Fourth Quarter 2018

FSIC’s board of directors has declared a special cash distribution of $0.09 per share and a regular cash distribution for the fourth quarter of $0.19 per share. The special cash distribution will be paid on or about December 3, 2018 to stockholders of record as of the close of business on November 19, 2018. The regular cash distribution will be paid on or about January 2, 2019 to stockholders of record as of the close of business on December 12, 2018.

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Summary Consolidated Results

	Three Months Ended
(dollars in thousands, except per share data) (all per share amounts are basic and diluted)[1]	September 30, 2018	June 30, 2018	September 30, 2017
Total investment income	$94,519	$95,575	$103,691
Net investment income	56,082	45,955	50,648
Net increase (decrease) in net assets resulting from operations	(11,340)	(31,338)	85,398

Net investment income per share	$0.23	$0.19	$0.21
Adjusted net investment income per share[2]	$0.24	$0.19	$0.21
Total net realized and unrealized gain (loss) per share	$(0.28)	$(0.32)	$0.14
Net increase (decrease) in net assets resulting from operations (Earnings per Share)	$(0.05)	$(0.13)	$0.35
Stockholder distributions per share[3]	$0.19000	$0.19000	$0.22275
Net asset value per share at period end	$8.64	$8.87	$9.43
Weighted average shares outstanding	239,495,341	242,801,446	245,678,745
Shares outstanding, end of period	239,154,069	240,602,753	245,725,416

(dollar amounts in thousands)	As of September 30, 2018	As of December 31, 2017
Total fair value of investments	$3,537,252	$3,926,234
Total assets	3,698,713	4,104,275
Total stockholders’ equity	2,066,861	2,284,723

Portfolio Highlights as of September 30, 2018

•	Total fair value of investments was $3.5 billion.
•	Core investment strategies[4] represented approximately 100% of the portfolio by fair value as of September 30, 2018, including 93% from direct originations and 7% from opportunistic investments. Broadly syndicated/other investments represented less than 1% of the portfolio by fair value.
•	Gross portfolio yield prior to leverage (based on amortized cost and excluding non-income producing assets)[5] was 11.1%, compared to 11.1% as of June 30, 2018.
•	Total commitments to direct originations (including unfunded commitments) made during the third quarter of 2018 was $250.6 million in 9 companies, 6 of which were existing portfolio companies.

•	Approximately 2.7% of investments were on non-accrual based on fair value.[6]

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Total Portfolio Activity

	Three Months Ended
(dollar amounts in thousands)	September 30, 2018	June 30, 2018	September 30, 2017
Purchases	$184,495	$240,443	$183,384
Sales and redemptions	(223,419)	(350,253)	(255,483)
Net portfolio activity	$(38,924)	$(109,810)	$(42,099)

Portfolio Data	As of September 30, 2018	As of December 31, 2017
Total fair value of investments	$3,537,252	$3,926,234
Number of Portfolio Companies	92	100
Average Annual EBITDA of Portfolio Companies	$92,500	$85,700
Weighted Average Purchase Price of Debt Investments (as a % of par)	99.5%	99.5%
% of Investments on Non-Accrual (based on fair value)[6]	2.7%	0.2%

Asset Class (based on fair value)
Senior Secured Loans — First Lien	70%	64%
Senior Secured Loans — Second Lien	4%	5%
Senior Secured Bonds	5%	4%
Subordinated Debt	10%	13%
Collateralized Securities	1%	1%
Equity/Other	10%	13%

Portfolio Composition by Strategy (based on fair value)[4]
Direct Originations	93%	92%
Opportunistic	7%	7%
Broadly Syndicated/Other	0%	1%

Interest Rate Type (based on fair value)
% Variable Rate	72.2%	69.4%
% Fixed Rate	17.3%	17.8%
% Income Producing Equity/Other Investments	2.5%	2.3%
% Non-Income Producing Equity/Other Investments	8.0%	10.5%

Yields (based on amortized cost)[5]
Gross Portfolio Yield Prior to Leverage	9.6%	9.6%
Gross Portfolio Yield Prior to Leverage — Excluding Non-Income Producing Assets	11.1%	10.5%

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Direct Origination Activity

Three Months Ended
(dollar amounts in thousands)	September 30, 2018	June 30, 2018	September 30, 2017
Total Commitments (including unfunded commitments)	$250,578	$163,261	$199,157
Exited Investments (including partial paydowns)	(125,119)	(288,451)	(169,035)
Net Direct Originations	$125,459	$(125,190)	$30,122

Direct Originations Portfolio Data	As of September 30, 2018	As of December 31, 2017
Total Fair Value of Direct Originations	$3,277,054	$3,606,608
Number of Portfolio Companies	73	75
Average Annual EBITDA of Portfolio Companies	$89,500	$68,600
Average Leverage Through Tranche of Portfolio Companies — Excluding Equity/Other and Collateralized Securities	5.7	x	4.9	x
% of Investments on Non-Accrual (based on fair value)[6]	2.9%	—

Three Months Ended
New Direct Originations by Asset Class (including unfunded commitments)	September 30, 2018	June 30, 2018	September 30, 2017
Senior Secured Loans — First Lien	85%	92%	85%
Senior Secured Loans — Second Lien	15%	—	2%
Senior Secured Bonds	—	—	—
Subordinated Debt	—	—	13%
Collateralized Securities	—	—	—
Equity/Other	—	8%	—
Average New Direct Origination Commitment Amount	$27,842	$14,842	$49,789
Weighted Average Maturity for New Direct Originations	3/19/2024	7/16/2024	5/5/2023
Gross Portfolio Yield Prior to Leverage (based on amortized cost) of New Direct Originations Funded during Period[5]	9.6%	11.5%	9.6%
Gross Portfolio Yield Prior to Leverage (based on amortized cost) of New Direct Originations Funded during Period — Excluding Non-Income Producing Assets[5]	9.6%	11.5%	9.6%
Gross Portfolio Yield Prior to Leverage (based on amortized cost) of Direct Originations Exited during Period[5]	10.2%	10.5%	12.0%

Leverage and Liquidity as of September 30, 2018

•	Debt to equity ratio of 75%, based on $1.56 billion in total debt outstanding and stockholders’ equity of $2.07 billion. FSIC’s weighted average effective interest rate (including the effect of non-usage fees) was 4.59%
•	Cash and foreign currency of approximately $100.0 million and availability under its financing arrangements of $633.0 million, subject to borrowing base and other limitations
•	Seventeen unfunded debt investments with aggregate unfunded commitments of $178.4 million and one unfunded equity commitment with an unfunded commitment of $71 thousand

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Conference Call Information

FSIC will host a conference call at 10:00 a.m. (Eastern Time) on Thursday, November 8, 2018, to discuss its third quarter financial results. All interested parties are welcome to participate. You can access the conference call by dialing (877) 472-8671 and using the conference ID 8464429 approximately 10 minutes prior to the call. The conference call will also be webcast, which can be accessed from the Investor Relations section of FSIC’s website at www.fsinvestmentcorp.com under Presentations and Reports.

A replay of the call will be available for a period of 30 days following the call by visiting the Investor Relations section of FSIC’s website at www.fsinvestmentcorp.com under Presentations and Reports.

Supplemental Information

An investor presentation of financial information will be made available prior to the call in the Investor Relations section of FSIC’s website at www.fsinvestmentcorp.com under Presentations and Reports.

About FS Investment Corporation

FS Investment Corporation (NYSE: FSIC) is a publicly traded business development company (“BDC”) focused on providing customized credit solutions to private middle market U.S. companies. FSIC seeks to invest primarily in the senior secured debt and, to a lesser extent, the subordinated debt of private middle market companies to achieve the best risk-adjusted returns for its investors. FSIC is advised by FS/KKR Advisor, LLC. For more information, please visit www.fsinvestmentcorp.com.

About FS/KKR Advisor, LLC

FS/KKR Advisor, LLC (“FS/KKR”) is a partnership between FS Investments and KKR Credit that serves as the investment adviser to six BDCs, including FS Investment Corporation, FS Investment Corporation II, FS Investment Corporation III, FS Investment Corporation IV, Corporate Capital Trust, Inc. and Corporate Capital Trust II.

FS/KKR seeks to leverage the size of its platform, differentiated origination capabilities and expertise in capital markets to maximize returns and preserve capital for investors.

FS Investments is a leading asset manager dedicated to helping individuals, financial professionals and institutions design better portfolios. The firm provides access to alternative sources of income and growth and focuses on setting industry standards for investor protection, education and transparency. FS Investments is headquartered in Philadelphia, PA with offices in New York, NY, Orlando, FL and Washington, DC. Visit www.fsinvestments.com to learn more.

KKR Credit is a subsidiary of KKR & Co. Inc., a leading global investment firm that manages multiple alternative asset classes, including private equity, energy, infrastructure, real estate and credit, with strategic manager partnerships that manage hedge funds. KKR aims to generate attractive investment returns for its fund investors by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation with KKR portfolio companies. KKR invests its own capital alongside the capital it manages for fund investors and provides financing solutions and investment opportunities through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR’s website at www.kkr.com and on Twitter @KKR_Co.

Forward-Looking Statements and Important Disclosure Notice

This announcement may contain certain forward-looking statements, including statements with regard to future events or the future performance or operations of FSIC. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption in FSIC’s operations or the economy generally due to terrorism or natural disasters, future changes in laws or regulations and conditions in FSIC’s operating area, and the price at which shares of FSIC’s common stock trade on the New York Stock Exchange. Some of these factors are enumerated in the filings FSIC makes with the SEC. FSIC undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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The press release above contains summaries of certain financial and statistical information about FSIC. The information contained in this press release is summary information that is intended to be considered in the context of FSIC’s SEC filings and other public announcements that FSIC may make, by press release or otherwise, from time to time. FSIC undertakes no duty or obligation to update or revise the information contained in this press release. In addition, information related to past performance, while helpful as an evaluative tool, is not necessarily indicative of future results, the achievement of which cannot be assured. Investors should not view the past performance of FSIC, or information about the market, as indicative of FSIC’s future results.

Other Information

The information in this press release is summary information only and should be read in conjunction with FSIC’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2018, which FSIC filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 7, 2018, as well as FSIC’s other reports filed with the SEC. A copy of FSIC’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2018 and FSIC’s other reports filed with the SEC can be found on FSIC’s website at www.fsinvestmentcorp.com and the SEC’s website at www.sec.gov.

Certain Information About Distributions

The determination of the tax attributes of FSIC’s distributions is made annually as of the end of its fiscal year based upon its taxable income and distributions paid, in each case, for the full year. Therefore, a determination as to the tax attributes of the distributions made on a quarterly basis may not be representative of the actual tax attributes for a full year. FSIC intends to update stockholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income. The actual tax characteristics of distributions to stockholders will be reported to stockholders annually on Form 1099-DIV.

The timing and amount of any future distributions on FSIC’s shares of common stock are subject to applicable legal restrictions and the sole discretion of its board of directors. There can be no assurance as to the amount or timing of any such future distributions, including the special distribution referenced herein.

FSIC may fund its cash distributions to stockholders from any sources of funds legally available to it, including proceeds from the sale of shares of FSIC’s common stock, borrowings, net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets and dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies. FSIC has not established limits on the amount of funds it may use from available sources to make distributions. There can be no assurance that FSIC will be able to pay distributions at a specific rate or at all.

Contact Information:

Investor Relations Contact

Marc Yaklofsky

marc.yaklofsky@fsinvestments.com

FS Investments Media Team

Marc Yaklofsky

media@fsinvestments.com

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Income Statement	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Investment income
Interest income	$73,344	$82,349	$226,071	$230,115
Paid-in-kind interest income	9,940	8,430	27,092	22,899
Fee income	4,342	5,005	9,788	34,081
Dividend income	345	21	7,700	21
From non-controlled/affiliated investments:
Interest income	898	3,448	4,549	10,485
Paid-in-kind interest income	1,353	550	5,226	1,855
Fee income	20	1,232	20	1,263
From controlled/affiliated investments:
Interest income	1,273	966	3,797	3,407
Paid-in-kind interest income	3,004	1,690	6,869	4,324
Total investment income	94,519	103,691	291,112	308,450
Operating expenses
Management fees	14,259	18,038	47,426	54,772
Subordinated income incentive fees	—	12,662	22,905	37,426
Administrative services expenses	1,125	750	2,601	2,226
Accounting and administrative fees	210	254	713	774
Interest expense	20,671	19,885	61,506	58,941
Directors’ fees	227	277	997	822
Other general and administrative expenses	1,945	1,177	5,156	3,791
Total operating expenses	38,437	53,043	141,304	158,752
Management fee waiver	—	—	(2,776)	—
Net expenses	38,437	53,043	138,528	158,752
Net investment income	56,082	50,648	152,584	149,698
Realized and unrealized gain/loss
Net realized gain (loss) on investments:
Non-controlled/unaffiliated investments	23,888	(24,767)	60,273	(87,361)
Non-controlled/affiliated investments	7	6,551	(10,068)	6,856
Controlled/affiliated investments	—	—	12	(52,879)
Net realized gain (loss) on foreign currency	5,993	(19)	6,090	165
Net change in unrealized appreciation (depreciation) on investments:
Non-controlled/unaffiliated investments	(104,254)	29,820	(203,228)	149,622
Non-controlled/affiliated investments	7,610	16,951	(18,993)	(979)
Controlled/affiliated investments	5,753	7,408	(11,940)	7,041
Net change in unrealized appreciation (depreciation) on secured borrowing	—	3	—	(7)
Net change in unrealized gain (loss) on foreign currency	(6,419)	(1,197)	(4,483)	(4,923)
Total net realized and unrealized gain (loss)	(67,422)	34,750	(182,337)	17,535
Net increase (decrease) in net assets resulting from operations	$(11,340)	$85,398	$(29,753)	$167,233

Per share information—basic and diluted
Net increase (decrease) in net assets resulting from operations (Earnings per Share)	$(0.05)	$0.35	$(0.12)	$0.68
Weighted average shares outstanding	239,495,341	245,678,745	242,647,216	245,117,823

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Balance Sheet	September 30, 2018
	(Unaudited)	December 31, 2017
Assets
Investments, at fair value
Non-controlled/unaffiliated investments (amortized cost—$3,352,266 and $3,532,517, respectively)	$3,217,432	$3,600,911
Non-controlled/affiliated investments (amortized cost—$200,981 and $197,468, respectively)	214,575	230,055
Controlled/affiliated investments (amortized cost—$108,778 and $86,861, respectively)	105,245	95,268
Total investments, at fair value (amortized cost—$3,662,025 and $3,816,846, respectively)	3,537,252	3,926,234
Cash	98,535	134,932
Foreign currency, at fair value (cost—$1,411 and $3,685, respectively)	1,430	3,810
Receivable for investments sold and repaid	27,681	3,477
Income receivable	23,380	30,668
Deferred financing costs	6,213	3,459
Deferred merger costs	3,422	—
Prepaid expenses and other assets	758	1,695
Total assets	$3,698,671	$4,104,275

Liabilities
Payable for investments purchased	$1,447	$1,978
Credit facilities payable (net of deferred financing costs of $2,341 and $3,179, respectively)	474,700	638,571
Unsecured notes payable (net of deferred financing costs of $925 and $1,402, respectively)	1,075,615	1,073,445
Stockholder distributions payable	45,481	46,704
Management fees payable	14,259	15,450
Subordinated income incentive fees payable	—	12,871
Administrative services expense payable	817	294
Interest payable	17,667	22,851
Directors’ fees payable	268	276
Other accrued expenses and liabilities	1,556	7,112
Total liabilities	1,631,810	1,819,552
Commitments and contingencies	—	—

Stockholders’ equity
Preferred stock, $0.001 par value, 50,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized, 239,154,069 and 245,725,416 shares issued and outstanding, respectively	239	246
Capital in excess of par value	2,222,598	2,272,591
Retained earnings	(155,976)	11,886
Total stockholders’ equity	2,066,861	2,284,723
Total liabilities and stockholders’ equity	$3,698,671	$4,104,275
Net asset value per share of common stock at period end	$8.64	$9.30

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Non-GAAP Financial Measures

This press release contains certain financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). FSIC uses these non-GAAP financial measures internally in analyzing financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing results and trends and in comparing FSIC’s financial results with other BDCs.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with FSIC’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures has been provided in this press release, and investors are encouraged to review the reconciliation.

Reconciliation of Non-GAAP Financial Measures1

	Three Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017
GAAP net investment income per share	$0.23	$0.19	$0.21
Plus capital gains incentive fees per share	—	—	—
Plus excise taxes per share	—	—	—
Plus one-time expenses per share[7]	0.01	—	—
Adjusted net investment income per share[2]	$0.24	$0.19	$0.21

1)	Per share data was derived by using the weighted average shares of FSIC’s common stock outstanding during the applicable period. Per share numbers may not sum due to rounding.
2)

Adjusted net investment income is a non-GAAP financial measure. Adjusted net investment income is presented for all periods as GAAP net investment income excluding (i) the accrual for the capital gains incentive fee for realized and unrealized gains; (ii) excise taxes; and (iii) certain non-recurring operating expenses that are one-time in nature and are not representative of ongoing operating expenses incurred during FSIC’s normal course of business (referred to herein as one-time expenses). FSIC uses this non-GAAP financial measure internally in analyzing financial results and believes that the use of this non-GAAP financial measure is useful to investors as an additional tool to evaluate ongoing results and trends and in comparing its financial results with other business development companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. A reconciliation of GAAP net investment income to adjusted net investment income can be found above.

3)	The per share data for distributions reflects the amount of distributions paid per share of our common stock to stockholders of record during each applicable period.

4)	See FSIC’s quarterly report on Form 10-Q for the three months ended September 30, 2018 for a description of FSIC’s investment strategies.
5)

Gross portfolio yield represents the expected annualized yield of FSIC’s investment portfolio based on the composition of the portfolio as of the applicable date. FSIC’s estimated gross portfolio yield may be higher than an investor’s yield on an investment in shares of FSIC’s common stock because it does not reflect sales commissions or charges that may be incurred in connection with the purchase or sale of such shares, or operating expenses that may be incurred by FSIC. FSIC’s estimated gross portfolio yield does not represent an actual investment return to stockholders, is subject to change and, in the future, may be greater or less than the rates set forth herein.

6)	Interest income is recorded on an accrual basis. See FSIC’s quarterly report on Form 10-Q for the three months ended September 30, 2018 for a description of FSIC’s revenue recognition policy.
7)	FSIC’s one-time expenses for the three months ended September 30, 2018 were $1,297 resulting from the acceleration of the remaining unamortized deferred financing costs associated with the closing of the Hamilton Street Credit Facility.

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